INDEX TO EXHIBITS

Index to Exhibits                                                  99.0

Exhibit Index                                                      99.1

First Amendment to Loan Agreement                                  10.1

Second Amendment to Loan Agreement                                 10.2

Third Amendment to Loan Agreement                                  10.3

Fourth Amendment to Loan Agreement                                 10.4

Fifth Amendment to Loan Agreement                                  10.5

Agreement for Purchase and Sale
  for St. John's County Real Property                              10.6